Date: September 8, 2025

We have acted as PRC counsel to Prenetics Global Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the Company’s Registration Statement on Form F-3 (File No. 333-288824), including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as so amended, the “Registration Statement”) in relation to the registration with the SEC of the offer and sale by the Company of the Company’s securities referenced therein.

We hereby consent to the reference to our name in the Registration Statement and the filing of this consent letter with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

DaHui Lawyers

/s/ Dahui Lawyers